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                                                                   EXHIBIT 12.1
                               HUNTSMAN ICI LLC

                      RATIO OF EARNINGS TO FIXED CHARGES

                          Predecessor                            Huntsman Specialty                   Huntsman ICI Pro Forma
                  ------------------------------ --------------------------------------------------- -------------------------
                    Year Ended       Ten Months   Ten Months      Year     Three Months Three Months     Year     Three Months
                   December 31,        Ended        Ended        Ended        Ended        Ended        Ended        Ended
                  ----------------  February 28, December 31, December 31,  March 31,    March 31,   December 31,  March 31,
                  1994  1995  1996      1997         1997         1998         1998         1999         1998         1999
                  ----  ----  ----  ------------ ------------ ------------ ------------ ------------ ------------ ------------
                                                            (dollars in millions)
Fixed Charges:
 Interest Expense
  (includes
  amortization of
  deferred
  financing
  costs)......... $--   $--   $--       $--          $35          $40          $10          $ 9
 Interest portion
  of rent
  expense........  --     5    11                     --           --           --           --           --           --
                  ---   ---   ---       ---          ---          ---          ---          ---          ---          ---
Total Fixed
 Charges......... $ 0   $ 5   $11       $ 0          $35          $40          $10          $ 9          $ 0          $ 0
                  ===   ===   ===       ===          ===          ===          ===          ===          ===          ===
Earnings:
 Income from
  operations
  operation
  before taxes... $(9)  $(2)  $19       $(6)         $ 5          $15          $ 1          $10
Fixed Charges:      0     5    11         0           35           40           10            9            0            0
 Less:
 Minority
  interest in
  pre-tax income
  of
  subsidiaries...  --    --    --        --           --           --           --           --            2           --
                  ---   ---   ---       ---          ---          ---          ---          ---          ---          ---
Total Earnings... $(9)  $ 3   $30       $(6)         $40          $55          $11          $19          $ 2          $ 0
                  ===   ===   ===       ===          ===          ===          ===          ===          ===          ===
 Ratio of
  Earnings to
  Fixed Charges..  --   0.6x  2.7x       --          1.1x         1.4x         1.1x         2.1x         1.0x          .9x
 Deficiency of
  Earnings to
  Fixed Charges..  --   $ 2             $ 6
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